Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

APPLIED SIGNAL TECHNOLOGY, INC.

at

$38.00 NET PER SHARE

Pursuant to the Offer to Purchase dated December 30, 2010

by

RN ACQUISITION COMPANY,

a wholly owned subsidiary of

RAYTHEON COMPANY

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON JANUARY 28, 2011, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”) OR EARLIER TERMINATED.

December 30, 2010

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated December 30, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”) by RN Acquisition Company, a California corporation (the “Purchaser”) and a wholly owned subsidiary of Raytheon Company, a Delaware corporation (“Parent”), to purchase all of the outstanding shares of common stock, without par value (the “Shares”), of Applied Signal Technology, Inc., a California corporation (“AST”), at a purchase price of $38.00 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of December 18, 2010 (as it may be amended from time to time, the “Merger Agreement”), among Parent, the Purchaser and AST. The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to certain conditions, the Purchaser will be merged with and into AST (the “Merger”), with AST continuing as the surviving corporation and wholly owned by Parent. In the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than Shares held (i) in the treasury of AST or any of its subsidiaries or by Parent or the Purchaser, which Shares shall be canceled and shall cease to exist, or (ii) by shareholders who validly exercise dissenters’ rights under California law with respect to such Shares and for whom dissenters’ rights are available under California law) will be canceled and converted into the right to receive the Offer Price, without interest thereon and less any applicable withholding taxes. In certain circumstances, Parent, the Purchaser and AST have agreed to proceed with a one-step merger transaction if the Offer is not consummated. The Merger Agreement is more fully described in the Offer to Purchase, dated December 30, 2010.

The AST board of directors, among other things, has unanimously (i) approved and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, (ii) declared that it is in the best interests of AST and AST’s shareholders (other than Parent and its subsidiaries) that AST enter into the Merger Agreement and consummate the Offer, the Merger and the other transactions contemplated by the Merger Agreement and that AST’s shareholders tender their Shares pursuant to the Offer, in each case on the terms and subject to the conditions set forth in the Merger Agreement, (iii) declared that the terms of the Offer and the Merger are fair to AST and AST’s shareholders (other than Parent and its subsidiaries) and (iv) recommended that AST’s shareholders accept the Offer, tender their Shares pursuant to the Offer and, if required by applicable law, adopt the Merger Agreement and approve the Merger.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $38.00 per Share, net to you in cash, without interest thereon and less any applicable withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of the day on January 28, 2011, unless the Offer is extended or earlier terminated. Previously tendered Shares may be withdrawn at any time until the Offer has expired and, if the Purchaser has not previously accepted such Shares for payment by February 28, 2011, such Shares may be withdrawn at any time after that date until the Purchaser accepts Shares for payment.

4. The Offer is conditioned upon, among other things, the Merger Agreement not being terminated in accordance with its terms and each of (i) the Minimum Tender Condition (as described below), (ii) the Competition Law and Government Consent Condition (as described below) and (iii) the Governmental Entity Condition (as described below) being satisfied. The Minimum Tender Condition requires that the number of Shares that have been validly tendered and not validly withdrawn prior to the then scheduled Expiration Date, together with the number of Shares (if any) then owned by Parent, the Purchaser and their subsidiaries, represents at least 76.3% of the total number of outstanding Shares on the Expiration Date. The Competition Law and Government Consent Condition requires (i) the expiration or termination of any waiting period (and any extensions thereof) applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable federal, state or foreign law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade, lessening of competition or foreign investment and (ii) that all required consents and approvals of, notices to and filings with all governmental entities shall have been obtained or made. The Governmental Entity Condition requires that no governmental entity shall have enacted, enforced, amended or issued any law or judgment which is then in effect and has the effect of making the Offer or the Merger illegal or enjoining or otherwise prohibiting or materially delaying the consummation of the Offer or the Merger, and that no claim, suit, action or proceeding shall exist or be instituted or be overtly threatened in writing by any governmental entity seeking any such consequence. These and other conditions to the Offer are described in Section 15 of the Offer to Purchase.

5. Tendering shareholders who are record owners of their Shares and who tender directly to the depositary, BNY Mellon Shareowner Services, will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by the Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

APPLIED SIGNAL TECHNOLOGY, INC.

at

$38.00 NET PER SHARE

Pursuant to the Offer to Purchase dated December 30, 2010

by

RN ACQUISITION COMPANY,

a wholly owned subsidiary of

RAYTHEON COMPANY

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 30, 2010, and the related Letter of Transmittal in connection with the offer (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”) by RN Acquisition Company, a California corporation (the “Purchaser”) and a wholly owned subsidiary of Raytheon Company, a Delaware corporation (“Parent”), to purchase all of the outstanding shares of common stock, without par value (the “Shares”), of Applied Signal Technology, Inc., a California corporation (“AST”), at a purchase price of $38.00 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                     SHARES*

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:
Signature(s)

Please Print Names(s)

Address:

Include Zip Code

Area code and Telephone No.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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